Exhibit 99.1

Tecnoglass to Transfer Stock Exchange Listing to NYSE

- First trading day on NYSE for Tecnoglass shares will be Monday, May 9, 2022 -

Barranquilla, Colombia – April 25, 2022 - Tecnoglass, Inc. (NASDAQ: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural glass, windows, and associated aluminum products serving the global residential and commercial end markets, announced today that it will transfer the listing of its ordinary shares to the New York Stock Exchange (“NYSE”) from the NASDAQ Stock Market (“NASDAQ”). The Company expects to begin trading on the NYSE on May 9, 2022, using its current symbol “TGLS” and will continue to trade on NASDAQ until the transfer takes place.

José Manuel Daes, Chief Executive Officer of Tecnoglass, commented, “Our transfer to the NYSE marks a significant milestone in Tecnoglass’ evolution as a publicly traded company. The NYSE is home to many of the world’s most well-established and valuable companies and we believe it provides unparalleled exposure to reach more investors, increase trading liquidity and raise visibility with many stakeholders, ultimately enhancing value for our highly successful Company.”

Christian Daes, Chief Operating Officer, added “We are excited to become a part of the world´s largest stock exchange. We are joining a very exclusive club of companies that adhere to best practices and corporate governance. Thanks to the NYSE for recognizing the Company´s successful strategy and trajectory. We also want to thank NASDAQ for its partnership with Tecnoglass since becoming a publicly traded company and for its support throughout the years.”

“We are pleased to welcome Tecnoglass as it transfers its listing to the New York Stock Exchange and joins our leading community of icons and disruptors,” said John Tuttle, Vice Chair and Chief Commercial Officer.

About Tecnoglass

Tecnoglass Inc. is a leading producer of architectural glass, windows, and associated aluminum products serving the multi-family, single-family and commercial end markets. Tecnoglass is the second largest glass fabricator serving the U.S. and the #1 architectural glass transformation company in Latin America. Located in Barranquilla, Colombia, the Company’s 3.5 million square foot, vertically-integrated and state-of-the-art manufacturing complex provides efficient access to over 1,000 global customers, with the U.S. accounting for more than 90% of revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including One Thousand Museum (Miami), Paramount (Miami), Salesforce Tower (San Francisco), Via 57 West (NY), Hub50House (Boston), Aeropuerto Internacional El Dorado (Bogotá), One Plaza (Medellín), Pabellon de Cristal (Barranquilla). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission.

The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo CFO

305-503-9062

investorrelations@tecnoglass.com